UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K


                         CURRENT REPORT

             Pursuant to Section 13 or 15(d) of the

                 Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported) September 2,
                              2003


                 COMPETITIVE TECHNOLOGIES, INC.
     (Exact name of registrant as specified in its charter)



Delaware                 1-8696                   36-2664428
(State or other          (Commission File         (IRS Employer
jurisdiction             Number)                  Identification No.)
of incorporation)




1960 Bronson Road, Fairfield, Connecticut         06824
(Address of principal executive offices)         (Zip Code)



Registrant's  telephone number, including area code   (203)  255-6044


                         Not Applicable
  (Former Name or Former Address, if Changed Since Last Report)


Item 4.   Changes in Registrant's Certifying Accountant.

     The Audit Committee of Competitive Technologies, Inc. ("the Company") has recommended and its Board of Directors has approved selection of an accounting firm to replace PricewaterhouseCoopers LLP as the Company's independent accountant. The Board of Directors would engage that replacement accounting firm upon completion of its client acceptance procedures and its acceptance of the engagement. In that connection, the Audit Committee had recommended and the Board of Directors had approved termination of PricewaterhouseCoopers LLP as the company's independent accountant upon the replacement accounting firm's acceptance of its engagement and the execution of an engagement letter. On September 2, 2003, PricewaterhouseCoopers LLP notified the Company to confirm that PricewaterhouseCoopers LLP had ceased to serve as its independent accountant.

     The reports of PricewaterhouseCoopers LLP on the Company's consolidated financial statements for the fiscal years ended July 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During the fiscal years ended July 31, 2002 and 2001, and through September 2, 2003, there was no disagreement with PricewaterhouseCoopers LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreement, if not resolved to the satisfaction of PricewaterhouseCoopers LLP, would have caused them to make reference thereto in their report on the consolidated financial statements for such years.

     During the fiscal years ended July 31, 2002 and 2001, and through September 2, 2003, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company has provided PricewaterhouseCoopers LLP a copy of the above statements and requested that PricewaterhouseCoopers LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. The Company has not yet received this letter. When it receives this letter, the Company will file it as an exhibit to an amended Form 8-K.

     The Company will file another Form 8-K when it has engaged a replacement independent accountant.





                            Signature


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   COMPETITIVE TECHNOLOGIES, INC.
                                   Registrant


Date:  September 9, 2003           /s/  John B. Nano
                                        By:  John B. Nano
                                        President and
                                        Chief Executive Officer